Exhibit 2.2

Palmarejo Silver and Gold Corporation 5300 Commerce Court West 199 Bay Street, Toronto, ON M5L 1B9	24 September 2007
Attention: James Crombie
Dear Sir
Extension to Merger Implementation Agreement
This is to confirm our agreement in relation to the Merger Implementation Agreement entered into on 3 May 2007, as follows:
1	Coeur agrees to file the proxy statement with the SEC, in the form Coeur provided to Palmarejo on 24 September, 2007 within 24 hours of the execution of this letter.

2	Subject to paragraph 4 below, the End Date will be amended to the earlier of:
•	the day 45 days after the date the SEC confirms in writing that it has no further comments on the proxy statement, or if that date is between 22 December 2007 and 3 February 2008, to 15 February 2008, and

•	15 February, 2008
3	Clause 6.1(b)(A) is amended by deleting the words “10 Business Days before” and clause 6.1(c)(A) is amended by deleting the words “15 Business Days before”.

4	There will be no change to the End Date or the clauses referred to in paragraph 3 above if:
(a)	within 20 days of filing the proxy statement, the SEC confirms it will not review Coeur’s proxy statement; or

(b)	the SEC completes its review and confirms in writing that it has no further comments by 19 October, 2007.
5	Palmarejo agrees, upon filing of the proxy statement with the SEC, to jointly issue an announcement in the form attached. Coeur agrees, upon filing of the proxy statement with the SEC, to file a current report on Form 8-K with the SEC attaching the announcement in the form attached.
This amendment does not otherwise amend or affect the validity or enforceability of the Merger Implementation Agreement.
Defined terms in this letter have the meaning given to them in the Merger Implementation Agreement, and clause references in this letter are to clauses of the Merger Implementation Agreement.

This letter may be signed in any number of counterparts and by the parties on separate counterparts.

Yours sincerely

Signed by Coeur d’ Alene Mines Corporation by

sign here	➢	/s/ Mitchell Krebs

Officer

print name		Mitchell Krebs

AGREED

Signed by Palmarejo Silver and Gold Corporation by

sign here	➢	/s/ Alain Krushnisky

Authorized Officer

print name		Alain Krushnisky

Extension of end date under merger implementation agreement	page 2